Herc Holdings Reports First Quarter 2019 Results

First Quarter Highlights

–	Achieved 2.3% growth in equipment rental revenue to $377.6 million and 10.3% increase in total revenues to $475.7 million

–	Improved pricing by 3.8%, the 12th consecutive quarter of year-over-year improvement

–	Improved net results by $3.4 million to a net loss of $6.7 million

–	Increased adjusted EBITDA by 7.2% to $142.3 million

–	Affirms 2019 adjusted EBITDA guidance of $730 million to $760 million

Bonita Springs, Fla., May 2, 2019 -- Herc Holdings Inc. (NYSE: HRI) ("Herc Holdings" or the "Company") today reported financial results for the quarter ended March 31, 2019. Equipment rental revenue was $377.6 million and total revenues were $475.7 million in the first quarter of 2019, up from $369.1 million and $431.3 million, respectively, for the same period last year. The Company reported a net loss of $6.7 million, or $0.23 per diluted share, in the first quarter of 2019 compared to a net loss of $10.1 million, or $0.36 per diluted share, in the same 2018 period.

Equipment rental revenue increased 2.3%, average fleet at original equipment cost (OEC) increased 2.0% and overall pricing improved 3.8% in the first quarter of 2019 over the prior-year period. Adjusted EBITDA increased 7.2% to $142.3 million in the first quarter compared to $132.7 million in the comparable 2018 period. See page A-4 for a description of the items excluded in calculating adjusted EBITDA.

“Our strategic initiatives continued to drive profitability in the first quarter," said Larry Silber, president and chief executive officer.  "We improved year-over-year pricing by 3.8% in the quarter, our 12th consecutive quarter of year-over-year improvement. Dollar utilization increased to 35.5%. Reductions in both direct operating expense and selling, general and administrative expense contributed to strong flow-through and free cash flow in the first quarter.
"We are seeing improvement in demand for rental equipment in the second quarter consistent with the seasonal ramp up in the spring. Current levels of demand combined with positive industry metrics and our continued execution of revenue and cost initiatives reinforce our confidence for another strong year. Given our current outlook, we are affirming our adjusted EBITDA guidance for the year," he added.
First Quarter Highlights

•
Equipment rental revenue in the first quarter of 2019 increased 2.3% or $8.5 million to $377.6 million compared to $369.1 million in the prior-year quarter. The gain reflected strong year-over-year improvement in pricing, partially offset by strategic reductions in re-rents to drive margin improvement.

•
Total revenues increased 10.3% to $475.7 million in the first quarter compared to $431.3 million in 2018. The $44.4 million year-over-year improvement included an increase in equipment rental revenue of $8.5 million and in sales of rental equipment of $37.8 million. The Company benefited from a strong used equipment market as it continued to focus on improving equipment mix and reducing fleet age.

•	Pricing increased 3.8% in the first quarter of 2019 compared to the same period in 2018.

•	Dollar utilization of 35.5% in the first quarter of 2019 increased 20 basis points compared to the prior-year period.

•
Direct operating expenses (DOE) were $189.1 million in the first quarter of 2019 compared to $196.0 million in the prior-year period. The 3.5%, or $6.9 million, year-over-year decline was driven primarily by reductions in re-rent and maintenance expense.

•
Selling, general and administrative expenses (SG&A) decreased $3.0 million to $71.5 million in the first quarter of 2019 compared to $74.5 million in the prior-year period. The decline was primarily attributed to the absence of spin-off costs in 2019, which was partially offset by increases in sales and incentive expense.

•
Interest expense in the first quarter of 2019 increased to $32.9 million compared to $32.0 million in the prior-year period. The increase was primarily due to higher average interest rates on the revolving credit facility, which was partially offset by a decline in interest expense related to lower average outstanding borrowings on the senior secured second priority notes during the quarter compared with the prior-year period.

•	Net results were a loss of $6.7 million in the first quarter of 2019 compared to a net loss of $10.1 million in the first quarter of 2018.

•	Adjusted EBITDA in the first quarter of 2019 increased 7.2% to $142.3 million compared to $132.7 million in the first quarter of 2018. The increase was primarily due to improved pricing and lower DOE.

Capital Expenditures - Fleet

•
The Company reported net fleet capital expenditures of $13.0 million for the first quarter of 2019. Gross fleet capital expenditures were $82.6 million, and disposals were $69.6 million. See page A-5 for the calculation of net fleet capital expenditures.

•	As of March 31, 2019, the Company's total fleet was approximately $3.69 billion at OEC.

•	Average fleet at OEC increased 2.0% in the first quarter compared to the prior-year period.

•	Average fleet age declined to approximately 46 months as of March 31, 2019, compared with approximately 49 months as of March 31, 2018.

2019 Guidance

"We continue to expect year-over-year growth in adjusted EBITDA of approximately 7% to 11% in 2019," said Mr. Silber. "We are also affirming net fleet capital expenditures for the year. Our expectation for improved adjusted EBITDA and lower net fleet capital expenditures should generate free cash flow to reduce our net leverage by the end of the year."

Adjusted EBITDA                  $730 million to $760 million
Net fleet capital expenditures            $370 million to $410 million

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because certain items contained in the GAAP measures, which may be significant, cannot be reasonably estimated, such as restructuring and restructuring related charges, and gains and losses from asset sales.

Earnings Call and Webcast Information

Herc Holdings' first quarter 2019 earnings webcast will be held today at 8:30 a.m. U.S. Eastern Time. Interested U.S. parties may call +1-866-454-4207 and international participants should call + 1-786-789-4782, using the access code: 813745. Please dial in at least 10 minutes before the call start time to ensure that you are connected to the call and to register your name and company.

Those who wish to listen to the live conference call and view the accompanying presentation slides should visit the Events and Presentations tab of the Investor Relations section of the Company's website at IR.HercRentals.com. The press release and presentation slides for the call will be posted to this section of the website prior to the call.

A replay of the conference call will be available via webcast on the company website at IR.HercRentals.com, where it will be archived for 90 days after the call. A telephonic replay will be available for one week. To listen to the archived call by telephone, U.S. participants should dial +1-888-203-1112 and international participants + 1-719-457-0820 and enter the conference ID number: 8757433.

About Herc Holdings Inc.

Herc Holdings Inc., which operates through its Herc Rentals Inc. subsidiary, is one of the leading equipment rental suppliers with approximately 270 locations, principally in North America. With over 50 years of experience, we are a full-line equipment rental supplier offering a broad portfolio of equipment for rent. Our classic fleet includes aerial, earthmoving, material handling, trucks and trailers, air compressors, compaction and lighting. Our equipment rental business is supported by ProSolutionsTM, our industry-specific solutions-based services, which includes power generation, climate control, remediation and restoration, and studio and production equipment, and our ProContractor professional grade tools. Our product offerings and services are aimed at helping customers work more efficiently, effectively and safely. The Company has approximately 4,900 employees. Herc Holdings’ 2018 total revenues were approximately $1.98 billion. All references to “Herc Holdings” or the “Company” in this press release refer to Herc Holdings Inc. and its subsidiaries, unless otherwise indicated. For more information on Herc Holdings and its products and services, visit: www.HercRentals.com.

Certain Additional Information

In this release we refer to the following operating measures:

•	Dollar utilization: calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period, based on the guidelines of the American Rental Association (ARA).

•
OEC: original equipment cost based on the guidelines of the ARA, which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date).

Forward-Looking Statements

This release contains statements, including those under "2019 Guidance," that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including:

•	Business risks could have a material adverse effect on our business, financial condition, results and cash flows, including:

◦
the cyclicality of our business and its dependence on levels of capital investment and maintenance expenditures by our customers; a slowdown in economic conditions or adverse changes in the level of economic activity or other economic factors specific to our customers or their industries, in particular, contractors and industrial customers;

◦
our business is heavily reliant upon communications networks and centralized IT systems and the concentration of our systems creates or increases risks for us, including the risk of the misuse or theft of information we possess, including as a result of cyber security breaches or otherwise, which could harm our brand, reputation or competitive position and give rise to material liabilities;

◦	we may fail to maintain and upgrade our IT systems;

◦	we may fail to respond adequately to changes in technology and customer demands;

◦	intense competition in the industry, including from our own suppliers, that may lead to downward pricing or an inability to increase prices;

◦	our success depends on our ability to attract and retain key management and other key personnel, and the ability of new employees to learn their new roles;

◦	any occurrence that disrupts rental activity during our peak periods, given the seasonality of the business, especially in the construction industry;

◦	some or all of our deferred tax assets could expire if we experience an “ownership change” as defined in the Internal Revenue Code;

◦
doing business in foreign countries exposes us to additional risks, including under laws and regulations that may conflict with U.S. laws and those under anticorruption, competition, economic sanctions and anti-boycott regulations;

◦
changes in the legal and regulatory environment that affect our operations, including with respect to taxes, consumer rights, privacy, data security and employment matters, could disrupt our business and increase our expenses;

◦	an impairment of our goodwill or our indefinite lived intangible assets could have a material non-cash adverse impact;

◦
other operational risks such as: any decline in our relations with our key national account customers or the amount of equipment they rent from us; our equipment rental fleet is subject to residual value risk upon disposition, and may not sell at the prices we expect;

maintenance and repair costs associated with our equipment rental fleet could materially adversely affect us; we may be unable to protect our trade secrets and other intellectual property rights; we are exposed to a variety of claims and losses arising from our operations, and our insurance may not cover all or any portion of such claims; we may face issues with our union employees; environmental, health and safety laws and regulations and the costs of complying with them, or any change to them impacting our markets, could materially adversely affect us; and strategic acquisitions could be difficult to identify and implement and could disrupt our business or change our business profile significantly;

•
Risks related to the spin-off, which effected our separation from Hertz Global Holdings Inc., formerly known as Hertz Rental Car Holding Company, Inc. ("New Hertz"), such as: the liabilities we have assumed and will share with New Hertz in connection with the spin-off could have a material adverse effect on our business, financial condition and results of operations; if there is a determination that any portion of the spin-off transaction is taxable for U.S. federal income tax purposes, including for reasons outside of our control, then we and our stockholders could incur significant tax liabilities, and we could also incur indemnification liability if we are determined to have caused the spin-off to become taxable; if New Hertz fails to pay its tax liabilities under the tax matters agreement or to perform its obligations under the separation and distribution agreement, we could incur significant tax and other liability; we have limited operating history as a stand-alone public company; and the spin-off may be challenged by creditors as a fraudulent transfer or conveyance;

•
Risks related to our substantial indebtedness, such as: our substantial level of indebtedness exposes us or makes us more vulnerable to a number of risks that could materially adversely affect our financial condition, results of operations, cash flows, liquidity and ability to compete; the secured nature of our indebtedness, which is secured by substantially all of our consolidated assets, could materially adversely affect our business and holders of our debt and equity; an increase in interest rates or in our borrowing margin would increase the cost of servicing our debt and could reduce our profitability; and any additional debt we incur could further exacerbate these risks;

•
Risks related to the securities market and ownership of our stock, including that: the market price of our common stock could decline as a result of the sale or distribution of a large number of our shares or the perception that a sale or distribution could occur and these factors could make it more difficult for us to raise funds through future stock offerings; provisions of our governing documents could discourage potential acquisition proposals and could deter or prevent a change in control; and the market price of our common stock may fluctuate significantly; and

•
Other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2018 under Item 1A "Risk Factors," and in our other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

Information Regarding Non-GAAP Financial Measures

In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this release that is not calculated according to GAAP (“non-GAAP”), such as EBITDA, adjusted EBITDA and adjusted EBITDA margin. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the supplemental schedules that accompany this release.

(See Accompanying Tables)

A-4

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenues:
Equipment rental	$377.6	$369.1
Sales of rental equipment	85.1	47.3
Sales of new equipment, parts and supplies	10.9	11.4
Service and other revenue	2.1	3.5
Total revenues	475.7	431.3
Expenses:
Direct operating	189.1	196.0
Depreciation of rental equipment	100.0	93.3
Cost of sales of rental equipment	83.5	42.0
Cost of sales of new equipment, parts and supplies	8.2	9.0
Selling, general and administrative	71.5	74.5
Interest expense, net	32.9	32.0
Other income, net	0.3	(0.3)
Total expenses	485.5	446.5
Loss before income taxes	(9.8)	(15.2)
Income tax benefit	3.1	5.1
Net loss	$(6.7)	$(10.1)
Weighted average shares outstanding:
Basic and diluted	28.6	28.4
Loss per share:
Basic and diluted	$(0.23)	$(0.36)

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2019	December 31, 2018
ASSETS	(Unaudited)
Cash and cash equivalents	$24.5	$27.8
Receivables, net of allowance	316.4	332.4
Other current assets	33.5	40.2
Total current assets	374.4	400.4
Rental equipment, net	2,437.3	2,504.7
Property and equipment, net	273.5	282.5
Right-of-use lease assets	161.7	—
Goodwill and intangible assets, net	383.9	384.5
Other long-term assets	35.6	38.1
Total assets	$3,666.4	$3,610.2

LIABILITIES AND EQUITY
Current maturities of long-term debt and financing obligations	$26.9	$29.9
Current maturities of operating lease liabilities	26.1	—
Accounts payable	162.2	147.0
Accrued liabilities	120.3	122.3
Total current liabilities	335.5	299.2
Long-term debt, net	2,019.4	2,129.9
Financing obligations, net	119.8	116.3
Operating lease liabilities	138.1	—
Deferred tax liabilities	443.8	448.3
Other long-term liabilities	44.0	43.8
Total liabilities	3,100.6	3,037.5
Total equity	565.8	572.7
Total liabilities and equity	$3,666.4	$3,610.2

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(6.7)	$(10.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of rental equipment	100.0	93.3
Depreciation of property and equipment	13.3	12.7
Amortization of intangible assets	1.7	1.1
Amortization of deferred debt and financing obligations costs	1.6	1.5
Stock-based compensation charges	3.9	2.8
Provision for receivables allowance	12.3	10.1
Deferred taxes	(3.3)	(5.1)
Gain on sale of rental equipment	(1.6)	(5.3)
Income from joint ventures	(0.2)	(0.5)
Other	3.6	2.3
Changes in assets and liabilities:
Receivables	3.7	19.8
Other assets	2.3	(1.8)
Accounts payable	(2.3)	(0.3)
Accrued liabilities and other long-term liabilities	2.9	8.7
Net cash provided by operating activities	131.2	129.2
Cash flows from investing activities:
Rental equipment expenditures	(82.6)	(82.5)
Proceeds from disposal of rental equipment	69.6	52.9
Non-rental capital expenditures	(11.4)	(14.4)
Proceeds from disposal of property and equipment	0.9	1.2
Net cash used in investing activities	(23.5)	(42.8)
Cash flows from financing activities:
Proceeds from revolving lines of credit and securitization	62.3	51.0
Repayments on revolving lines of credit and securitization	(172.7)	(131.6)
Proceeds from financing obligations	4.7	—
Principal payments under capital lease and financing obligations	(4.2)	(4.5)
Other financing activities, net	(1.3)	0.7
Net cash used in financing activities	(111.2)	(84.4)
Effect of foreign exchange rate changes on cash and cash equivalents	0.2	(0.5)
Net increase (decrease) in cash and cash equivalents during the period	(3.3)	1.5
Cash and cash equivalents cash at beginning of period	27.8	41.5
Cash and cash equivalents at end of period	$24.5	$43.0

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA AND ADJUSTED EBITDA RECONCILIATIONS
Unaudited
(In millions)

EBITDA and adjusted EBITDA are not recognized terms under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and adjusted EBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock-based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain on the disposal of a business and certain other items. Management uses EBITDA and adjusted EBITDA to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company's performance. However, EBITDA and adjusted EBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, neither measure purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments.

Adjusted EBITDA Margin - Adjusted EBITDA Margin (Adjusted EBITDA/Total Revenues) is a commonly used profitability ratio. Adjusted EBITDA Margin does not purport to be an alternative to Net Margin (Net Income/Total Revenues as calculated under GAAP) as an indicator of profitability, as it does not account for GAAP reportable expenses such as depreciation and interest or the expense or benefit from income taxes.

These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

	Three Months Ended March 31,
	2019	2018
Net loss	$(6.7)	$(10.1)
Income tax benefit	(3.1)	(5.1)
Interest expense, net	32.9	32.0
Depreciation of rental equipment	100.0	93.3
Non-rental depreciation and amortization	15.0	13.8
EBITDA	138.1	123.9
Restructuring and restructuring related	—	1.0
Spin-Off costs	—	4.9
Non-cash stock-based compensation charges	3.9	2.8
Other	0.3	0.1
Adjusted EBITDA	$142.3	$132.7

Total revenues	$475.7	$431.3
Adjusted EBITDA	142.3	132.7
Adjusted EBITDA margin	29.9%	30.8%

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
NET RENTAL EQUIPMENT EXPENDITURES
(In millions)

	Three Months Ended March 31,
	2019	2018
Rental equipment expenditures	$82.6	$82.5
Proceeds from disposal of rental equipment	(69.6)	(52.9)
Net rental equipment expenditures	$13.0	$29.6